Exhibit 99(i)-b
         Fairness Opinion Letter of Howard Frazier Barker Elliott, Inc.
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[GRAPHIC OMITTED]
                                                    VALUATION AND
                                                    THE MELLIE ESPERSON BUILDING
                                                    815 WALKER, SUITE 1140
                                                    HOUSTON, TEXAS 77002
                                                    PHONE: 713-225-9580
                                                    FAX: 713-225-9588

August 28, 2000

The Board of Directors
Mediquik Services, Inc.
4295 San Felipe, Suite 200
Houston, TX 77027

Dear Sirs:

       You have requested Howard Frazier Barker Elliott, Inc. ("HFBE") to render its opinion (the "Opinion") to the Board of Directors of Mediquik Services, Inc. ("Mediquik" or the "Company") as to the fairness, from a financial point of view, to the existing shareholders of the Company to the terms of the financing (the "Financing") whereby Miraquest Ventures, LLC ("Miraquest") would make an investment consisting of cash and membership units in Miraquest and receive newly issued common and preferred stock in Mediquik.

       As part of our financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions. The opinion of HFBE is solely for the use of the Board of Directors and cannot be used for any other purpose without our prior written consent.

       In rendering our written opinion, HFBE: (i) reviewed Mediquik's Form 10-KSB and related financial information for the year ended December 31, 1999;
(ii) reviewed certain information relating to the business, earnings, cash flow, assets and prospects of Mediquik furnished to HFBE by the Company; (iii) conducted discussions with members of senior management of Mediquik concerning the Company's business and prospects; (iv) reviewed the historical market prices and trading activity for the Company's Common Stock; (v) compared the results of operations of Miraquest and its portfolio companies with that of certain companies which it deemed to be reasonably similar to Miraquest and its portfolio companies; (vi) considered the financial statement projections and historical private placement prices in Miraquest and its portfolio companies;
(vii) considered the pro forma effect of the Financing on certain of Mediquik's income statement, balance sheet, and cash flow statement items based on projections for the years ended December 31, 2000 through December 31, 2003 as provided to HFBE by the Company; (viii) reviewed documents related to the Financing; and (ix) reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

       To the extent a vote of the Company's stockholders is required or sought, HFBE's opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote on the Financing. The opinion does not address the relative merits of the Financing and any other transaction or business strategies discussed by the Company's Board of Directors as alternatives to the Financing or the decision of the Company's Board of Directors to proceed with the Financing. HFBE has not been requested to and did not
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The Board of Directors
Mediquik Services, Inc.
Page Two
August 28, 2000

solicit third party indications of interest in acquiring all or any part of the Company. No opinion is expressed by HFBE as to the price at which Mediquik Common Stock may trade at anytime following the Financing.

       Mediquik, Miraquest and Miraquest's portfolio companies are collectively referred to as the ("Companies"). We have met with certain officers and employees of the Companies and discussed with them the business, operations, assets, present condition and future prospects of the Companies. We have visited the facilities of Mediquik, Miraquest and certain portfolio companies but have not conducted a physical inspection of fixed assets nor have we made or obtained any independent evaluation or appraisal of any such fixed assets or any other assets of the Companies. In addition, we undertook such other studies, analyses and investigations as we deemed appropriate. We have not made any independent evaluation of the ongoing validity of the current technology of the products produced by the Companies or the commercial viability of any products of the Companies. We have relied on the Companies' management assessments of the prospects for the Companies as they may relate to such matters.

       In arriving at our Opinion, HFBE assumed and relied upon the accuracy and completeness of the financial and other information provided to us and have not assumed any responsibility for independent verification of such information. We have assumed that the financial projections prepared by the management of the Companies represent their best current judgement as to the future financial condition and results of operations of the Companies and have assumed that the projections have been reasonably prepared based on such current judgement. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our Opinion necessarily is based upon regulatory, economic, market and other conditions as they exist on the date of our Opinion. Subsequent developments may affect this Opinion, and we do not have any obligation to update, revise or reaffirm this Opinion.

       HFBE assumed that there had been no material change in the Companies' financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE relied on advice of counsel to Mediquik as to all legal matters with respect to Mediquik and the Financing.

       The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its Opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its Opinion. In its analyses, HFBE made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Companies. Any estimates contained in theses analyses are not necessarily indicative of actual values or predictive of future results or values which may
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The Board of Directors
Mediquik Services, Inc.
August 28, 2000
Page Three

be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the Companies does not purport to be an appraisal or to reflect the price at which the Companies may actually be sold.

       Neither HFBE nor its employees have any present, or contemplate future, interest in the Companies which might tend to prevent them from making a fair and unbiased Opinion.

       Based on the foregoing, and in reliance thereon, it is our Opinion that the Financing is fair, from a financial point of view, to Mediquik and its existing shareholders.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.


By:    /s/ Ronald L. Latta, Jr.
       -----------------------------------
       Ronald L. Latta, Jr.
       Managing Director

By     /s/ David S. Kulkarni
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       David S. Kulkarni
       Vice President